CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware VIP® Trust of our report dated February 28, 2020, relating to the financial statements and financial highlights, which appears in Delaware VIP International Series’ Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

September 18, 2020